Exhibit 99.1

KBS Strategic Opportunity REIT, Inc. to Acquire Reven Housing REIT, Inc.

for $56.85 Million in Equity Value

•	Delivers superior value to Reven stockholders
•	Includes approximately 1,000 single-family units, developing SOR’s footprint in core Southeast and Southwest markets
•	Further develops SOR’s corporate and public REIT investment platform
•	Strategic fit with SOR’s global capital market presence

NEWPORT BEACH, CALIFORNIA and SAN DIEGO, CALIFORNIA –(BUSINESSWIRE)—KBS Strategic Opportunity REIT, Inc. (“SOR”) and Reven Housing REIT, Inc. (“Reven”) (NASDAQ: RVEN) today announced the signing of a definitive merger agreement under which an indirect, wholly-owned subsidiary of SOR, SOR PORT, LLC (“Merger Sub”), a wholly-owned subsidiary of SOR PORT Holdings, LLC (“Parent”), will acquire all of the outstanding shares of common stock of Reven for cash. The aggregate merger consideration payable for shares of Reven common stock in the merger will equal approximately $56.85 million, to be increased or decreased, as the case may be, by the difference, if any, between the amount of Reven’s unrestricted cash available for distribution as of the closing date of the merger, and $6,500,000. Based on Reven management’s current estimate, the per share merger consideration payable to Reven stockholders in the merger is expected to be $5.15, which amount represents an approximately 21% premium to Reven’s unaffected closing stock price of $4.25 on August 29, 2019, the last reporting day before Reven announced the signing of the merger agreement.

Under the merger agreement, at the effective time of the merger, each unvested Reven restricted stock award will become fully vested and will be automatically converted into the right to receive the per share merger consideration for each share of Reven common stock underlying such award.

In connection with the signing of the merger agreement, Parent has delivered to Reven an equity commitment letter, pursuant to which SOR has committed to purchase, directly or indirectly through one or more affiliated entities, equity securities of Parent for a maximum amount equal to the aggregate merger consideration payable under the merger agreement. The funding of the commitment under the equity commitment letter is not a condition to Parent’s obligation to consummate the merger.

The merger and the other transactions contemplated by the merger agreement have been unanimously approved by the Board of Directors of SOR and approved by the Board of Directors of Reven.

Pursuant to the merger agreement, the closing of the merger is subject to customary closing conditions, including approval by a majority of Reven’s stockholders. The closing of the merger is expected to occur by the end of October, 2019, subject to satisfaction of all closing conditions. Reven’s existing loan agreements with Arbor Agency Lending, LLC, an approved seller/servicer for Federal Home Loan Mortgage Corporation, are expected to remain outstanding following the closing of the merger.

Keith Hall, SOR’s Chief Executive Officer, stated, “This acquisition further expands SOR’s commitment to the single-family rental business, which is an area of significant potential growth. The asset class is a strong fit for our investor base, and we look forward to exploring further acquisitions.”

Peter McMillan, SOR’s Chairman of the Board, added, “This transaction furthers our commitment to corporate investments, particularly in other real estate investment trusts. We see this as complementary to our traditional strengths in property and debt investments, and a source of incremental opportunity.”

Chad Carpenter, Reven’s Chairman of the Board and Chief Executive Officer, stated, “We are delighted to reach an agreement with SOR, which is the result of a comprehensive strategic alternatives process conducted by our Board of Directors. We are confident that this transaction, upon closing, will deliver immediate and substantial cash value to our stockholders.”

Advisors

RBC Capital Markets, LLC served as financial advisor to Reven, and Greenberg Traurig, LLP served as legal counsel to Reven. DLA Piper LLP (US) served as legal counsel to SOR.

About KBS Strategic Opportunity REIT, Inc.

KBS Strategic Opportunity REIT is a non-traded Real Estate Investment Trust (REIT) designed to provide stockholders attractive total returns through the purchase of commercial real estate and related investments that offer attractive risk-adjusted returns. SOR invests across all real asset classes, including debt, equity, and corporate investments, targeting both developed and less liquid markets.

About Reven Housing REIT, Inc.

Reven Housing REIT, Inc. (NASDAQ: RVEN) engages in the acquisition and ownership of portfolios of occupied single-family rental properties in the United States. Reven currently owns and operates 993 single family rental properties in Alabama, Florida, Georgia, Mississippi, Oklahoma, Tennessee and Texas.

For more information, please visit http://www.revenhousingreit.com/.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. These forward-looking statements include, but are not limited to, statements regarding the proposed merger transaction between Reven, Parent and Merger Sub, the financing of the proposed merger transaction, the expected timing for the closing of the merger, the expected retention of Reven’s existing loan agreements, all statements regarding Reven’s expected future financial position, results of operations, cash flows, dividends, financing plans, business strategy, budgets, capital expenditures, competitive positions, growth opportunities, plans and objectives of management, and statements containing words such as “anticipate,” “approximate,” “believe,” “plan,” “estimate,” “expect,” “project,” “could,” “would,” “should,” “will,” “intend,” “may,” “potential,” “upside,” and other similar expressions. All statements in this press release that are not historical facts are forward-looking statements that reflect the best judgment of SOR and Reven based upon currently available information.

Such forward-looking statements are inherently uncertain, and stockholders and other potential investors must recognize that actual results may differ materially from the expectations of SOR and Reven as a result of a variety of factors, including, without limitation, those discussed below. Such forward-looking statements are based upon management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which neither SOR nor Reven is able to predict or control, that may cause its actual results, performance or plans to differ materially from any future results, performance or plans expressed or implied by such forward-looking statements. These statements involve risks, uncertainties and other factors discussed below and detailed from time to time in the filings with the SEC of SOR and Reven.

Risks and uncertainties related to the proposed merger include, but are not limited to, potential adverse reactions or changes to business relationships resulting from the announcement or completion of the merger, uncertainties as to the timing of the merger, adverse effects on Reven’s stock price resulting from the announcement of the merger or the failure of the merger to be completed, competitive responses to the announcement of the merger, the risk that third-party approvals required for the consummation of the merger are not obtained or are obtained subject to terms and conditions that are not anticipated, litigation relating to the merger, the inability to retain key personnel, and any changes in general economic and/or industry-specific conditions.

In addition to the factors set forth above, other factors that may affect the plans, results or stock price of Reven or SOR are set forth in their most recent respective Annual Report on Form 10-K and in its subsequently filed respective reports on Forms 10-Q and 8-K.

Many of these factors are beyond the control of SOR and Reven. SOR and Reven each cautions investors that any forward-looking statements made by it are not guarantees of future performance. SOR and Reven each disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

Additional Information and Where to Find It

Reven will prepare and file with the Securities and Exchange Commission (the “SEC”) an Information Statement for its stockholders containing the information with respect to the merger specified in Schedule 14C promulgated under the Exchange Act and describing the proposed merger and the other transactions contemplated by the merger agreement. When completed, a definitive Information Statement will be filed with the SEC and mailed to Reven’s stockholders. Investors are urged to carefully read the Information Statement and any other relevant documents in their entirety when they become available because they will contain important information about the proposed merger and the other transactions contemplated by the merger agreement. You may obtain copies of all documents filed with the SEC regarding proposed merger and the other transactions contemplated by the merger agreement, free of charge, at the SEC’s website, http://www.sec.gov, or from Reven by directing a request by mail to Reven Housing REIT, Inc., Attention: Corporate Secretary, 875 Prospect Street, Suite 304, La Jolla, CA 92037, or by telephone to (858) 459-4000.